Exhibit 10.19

AMENDMENT NO. 1 TO EQUITY SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO THE EQUITY SUPPORT AGREEMENT (this “Amendment”) is entered into as of July 28th, 2022, by and between TH International Limited, a Cayman Islands exempted company (the “Issuer”), and Shaolin Capital Partners Master Fund Ltd, MAP 214 Segregated Portfolio, DS Liquid DIV RVA SCM LLC and Shaolin Capital Partners SP (individually, a “Subscriber” and collectively, the “Subscribers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement (as defined below).

WHEREAS, Shaolin Capital Management LLC and the Issuer entered into that certain Equity Support Agreement, dated March 8, 2022 (the “Agreement”).

WHEREAS, Shaolin Capital Management LLC assigned all of its rights and obligations under the Agreement to the Subscribers on May 25, 2022 pursuant to Section 14(e) of the Agreement.

WHEREAS, the parties hereto wish to amend clause (k) of Section 3, clause (a) of Section 7 and clause (d) of the first sentence of Section 8 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to the Agreement.

1.1  Amendment to Section 3. Clause (k) of Section 3 of the Agreement is hereby altered to add the words “the Amendment No. 1 to the Equity Support Agreement, dated July 28th, 2022, ” between “Equity Support Agreement, ” and “each Pledge Agreement”.

1.2   Amendment to Section 7. Clause (a) of Section 7 the Agreement is hereby altered such that the following sentence shall be inserted between the sentence ending “(such earlier date, the “Effectiveness Deadline”).” and the sentence beginning “The Issuer’s obligations to include”:

“Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Issuer.”

1.3 Amendment to Section 8. Clause (d) of the first sentence of Section 8 of the Agreement is hereby deleted in its entirety and replaced by the following:

“(d) upon the written notice of each Subscriber to the Issuer, if the Transaction Closing has not occurred by August 31, 2022”

2.	Miscellaneous.

2.1 Representations and Warranties. Each party hereto hereby represents and warrants to each other party that:

(a) It has the power and authority to enter into, deliver and perform its obligations under this Amendment. The execution, delivery and performance by it of this Amendment have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which it is a party or by which it is bound, and will not violate any provisions of its organizational documents.

(b) Assuming that this Amendment constitutes the valid and binding agreement of each other party, this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

2.2   Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

2.3    Counterparts; headings; Jurisdiction and Governing Law; Waiver of Jury Trial. The provisions of Sections 14(m), (n), (o), (p), (q) and (r) of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: Shaolin Capital Partners Master Fund Ltd		State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Carl Winter	Date: July 28th, 2022

Name: Carl Winter

Title: Director of Operations

Name of Subscriber: MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC		State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Carl Winter	Date: July 28th, 2022

Name: Carl Winter

Title: Authorized Signatory

Name of Subscriber: DS Liquid DIV RVA SCM LLC		State/Country of Formation or Domicile: Delaware, USA

by FRM Investment Management (USA) LLC, its manager

By:	/s/ Lisa Munoz	Date: July 28th, 2022

Name: Lisa Munoz

Title: Authorized Signatory
Assistant Secretary

Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC		State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Carl Winter	Date: July 28th, 2022

Name: Carl Winter

Title: Authorized Signatory

IN WITNESS WHEREOF, the Issuer has accepted this Amendment as of the date set forth below.

TH INTERNATIONAL LIMITED		State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Paul Hong	Date: July 28th, 2022

Name: Paul Hong

Title: Director

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